CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Norman Cay Development, Inc.

 We hereby consent to this inclusion in this Registration Statement on Form S-1, Amendment No. 3, of our report dated June 1, 2010, of Norman Cay Development, Inc. relating to the financial statements as of April 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

September 3, 2010